News From

Buena, NJ 08310

Release Date: May 10, 2007	Exhibit 99.1

Contact:	Rajiv Mathur
President & Chief Executive Officer
IGI, Inc.
856-697-1441 ext. 102
www.askigi.com

IGI, INC. ANNOUNCES FIRST QUARTER 2007 RESULTS

BUENA, NJ May 10, 2007 - IGI, INC. (AMEX: IG) announces first quarter 2007 financial results.

Highlights:

*	Achieved highest quarterly product sales since second quarter 2004
*	Realized revenue from newly installed packaging and filling operations
*	Increased revenue from product development and analytical services
*	Narrowed operating losses

First Quarter 2007 Financial Results

Total revenues increased $240,000, or 41% from $581,000 for the period ended March 31, 2006 to $821,000 for the period ended March 31, 2007. Product sales increased 65% as a result of an increase in sales volume to three of the Company's major customers for the three months ended March 31, 2007. The Company received additional purchase orders from one of these customers as a result of our packaging capabilities that began in 2007. Our research and development revenues increased by 157% as a result of an increase in product development services provided to our customers. The decline in royalty revenue of 24% was related to a decline in royalties from Johnson & Johnson and Estee Lauder in 2007.

Total costs and expenses for the Company increased 20% for the period ended March 31, 2007 compared to March 31, 2006. The increase in costs was substantially related to the increase in costs of goods sold as a result of the product mix having a lower gross margin for the period ended March 31, 2007. There was also an increase in selling, general and administration expenses relating to stock option expense, salaries, and consulting fees.

The total net loss of the Company for the period ended March 31, 2007 was $410,000, which represents a decrease in net loss of $42,000 compared to the period ended March 31, 2006. The decrease in net loss relates to the increase in revenues offset by the increase in costs for the period ended March 31, 2007.

This report contains forward-looking statements relating to IGI's hopes and expectations for the future. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "will," "possible," "one time," "provides an opportunity," "continue" and similar expressions are intended to identify forward-looking statements. Such statements involve a number of risks and uncertainties and actual future events and results could differ materially from those indicated by such forward-looking statements due to general economic conditions, and the risk factors detailed in IGI's periodic reports and registration statements filed with the Securities and Exchange Commission.

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IGI, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share information)
(Unaudited)

	Three months ended March 31,

	2007	2006

Revenues:
Revenues, net	$ 681	$ 396
Licensing and royalty income	140	185

Total revenues	821	581

Cost and expenses:
Cost of sales	516	258
Selling, general and administrative expenses	585	457
Product development and research expenses	111	291

Operating loss	(391)	(425)
Interest income (expense)	(19)	(42)
Other income	-	24

Loss from continuing operations	(410)	(443)
Loss from discontinued operations	-	(9)

Net loss	$ (410)	$ (452)

Basic and Diluted Loss Per Common Share
Continued operations net loss per share	$ (.03)	$ (.04)
Discontinued operations net loss per share	-	-

Net loss per share	$ (.03)	$ (.04)

Weighted Average of Common Stock and Common Stock Equivalents Outstanding
Basic and Diluted	13,393,234	12,632,604

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IGI, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share information)

	March 31, 2007	December 31, 2006

	(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$ 353	$ 619
Restricted cash	50	50
Accounts receivable, less allowance for doubtful accounts
of $33 and $34 in 2007 and 2006, respectively	433	197
Licensing and royalty income receivable	83	91
Inventories	472	485
Prepaid expenses and other current assets	110	45
Assets of discontinued operations held for sale	350	350

Total current assets	1,851	1,837
Property, plant and equipment, net	2,437	2,396
License fee, net	875	900
Other assets	8	10

Total assets	$ 5,171	$ 5,143

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 285	$ 505
Accrued expenses	452	417
Note payable- related party	-	1,145
Note payable	500	306
Deferred income, current	403	400
Advance on sale of equipment of discontinued operations	130	-
Liabilities of discontinued operations	118	118

Total current liabilities	1,888	2,891
Deferred income	41	59

Total liabilities	1,929	2,950

Stockholders' equity:
Common stock, $.01 par value, 50,000,000 shares authorized; 16,578,639 and 15,056,516 shares issued in 2007 and 2006, respectively	166	151
Additional paid-in capital	27,013	25,569
Accumulated deficit	(22,542)	(22,132)
Less treasury stock, 1,965,740 shares at cost	(1,395)	(1,395)

Total stockholders' equity	3,242	2,193

Total liabilities and stockholders' equity	$ 5,171	$ 5,143

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